Exhibit 99.4

Galaxy Brand Holdings, Inc. and Subsidiaries

Contents

Unaudited Condensed Consolidated Balance Sheet	1
Unaudited Condensed Consolidated Statements of Income	2
Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity	3
Unaudited Condensed Consolidated Statements of Cash Flows	4
Notes to Unaudited Condensed Consolidated Financial Statements	5-13

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet

June 30, 2014

Assets

Current assets:
Cash and cash equivalents	$5,247,308
Accounts receivable	8,254,918
Other receivables	1,352,869
Prepaid expenses and other current assets	631,245
Total current assets	15,486,340

Property and equipment, net	1,367,210
Identifiable intangibles, net	181,831,920
Goodwill	42,304,481
Other assets	251,016

Total assets	$241,240,967

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$160,088
Accrued expenses	1,104,852
Deferred revenue	225,000
Income taxes payable	769,884
Other current liabilities	272,535
Note payable	2,404,443
Long-term debt - current portion	3,500,000

Total current liabilities	8,436,802
Deferred income taxes	69,129,837
Long-term debt, net of current portion	17,750,000
Deferred rent	327,139

Total liabilities	95,643,778

Commitments and contingencies

Stockholders' equity
Common stock - Class A - $0.001 par value; 10,000,000 shares
authorized; 1,395,166 shares issued and outstanding at June 30, 2014	1,395
Common stock - Class B - $0.001 par value; 500,000 shares authorized;
140,964 shares issued and outstanding at June 30, 2014	141
Additional paid-in capital	141,933,690
Subscription receivable	(2,173,663)
Retained earnings	5,835,626
Total stockholders' equity	145,597,189

Total liabilities and stockholders' equity	$241,240,967

See accompanying notes to unaudited condensed consolidated financial statements.

1

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	For the Six	For the Period from	For the Period from
	Months Ended	May 14, 2013 to	January 1, 2013 to
	June 30, 2014	June 30, 2013	May 13, 2013
	(Successor)	(Successor)	(Predecessor)

Net revenues	$15,600,174	$5,319,778	$5,002,782

Operating costs and expenses:
Selling and marketing	1,946,532	406,995	532,869
General and administrative	5,425,266	1,256,520	1,432,198
License amendment expense	3,500,000	-	-
Total operating expenses	10,871,798	1,663,515	1,965,067

Income from operations	4,728,376	3,656,263	3,037,715

Other income (expenses):
Interest expense	(588,604)	(253,412)	(827,489)
Interest income	6,032	26,302	-
Total other expenses, net	(582,572)	(227,110)	(827,489)

Income before taxes	4,145,804	3,429,153	2,210,226

Provision for income taxes	1,633,885	1,371,661	14,349

Net income	$2,511,919	$2,057,492	$2,195,877

See accompanying notes to unaudited condensed consolidated financial statements.

2

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity

For the Six Months Ended June 30, 2014

					Additional			Total
	Class A Common Stock		Class B Common Stock		Paid-in	Subscription	Retained	Stockholders'
	Shares	Capital	Shares	Capital	Capital	Receivable	Earnings	Equity
Balance, January 1, 2014	1,385,166	$1,385	140,964	$141	$140,688,727	$(2,173,663)	$3,323,707	$141,840,297
Issuance of Class A common stock	10,000	10	-	-	999,990	-	-	1,000,000
Stock-based compensation	-	-	-	-	244,973	-	-	244,973
Net income	-	-	-	-	-	-	2,511,919	2,511,919
Balance, June 30, 2014	1,395,166	$1,395	140,964	$141	$141,933,690	$(2,173,663)	$5,835,626	$145,597,189

See accompanying notes to unaudited condensed consolidated financial statements.

3

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Six	For the Period from	For the Period from
	Months Ended	May 14, 2013 to	January 1, 2013 to
	June 30, 2014	June 30, 2013	May 13, 2013
	(Successor)	(Successor)	(Predecessor)

Cash Flows From Operating Activities:
Net income	$2,511,919	$2,057,492	$2,195,877
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	193,500	30,300	-
License amendment expense	3,500,000	-	-
Stock-based compensation expense	244,973	-	-
Changes in operating assets and liabilities:
Accounts receivable	(2,417,623)	5,286,157	1,838,618
Other receivables	1,608,076	(11,581,507)	-
Inventory	-	-	94,746
Prepaid expenses and other assets	220,466	15,173	(374,326)
Accounts payable, accrued expenses, and other current liabilities	(1,288,220)	1,227,299	(66,451)
Deferred revenue	225,000	174,784	-
Income taxes payable	174,499	1,371,661	12,249
Deferred income taxes	11,208	-	-
Deferred rent	327,139	-	-
Net Cash Provided By (Used In) Operating Activities	5,310,937	(1,418,641)	3,700,713

Cash Flows From Investing Activities:
Purchases of property and equipment	(712,984)	(19,551)	-
Trademark acquisitions	(200,000)	-	-
Business acquisitions, net of cash acquired	-	(55,671,000)	-
Net Cash Used In Investing Activities	(912,984)	(55,690,551)	-

Cash Flows From Financing Activities:
Proceeds from the sale of Class A common stock	1,000,000	70,000,000	-
Proceeds from new borrowings	-	24,750,000	-
Issuance of note payable	-	47,175	-
Payment of notes payable	(4,500,000)	(25,266,000)	-
Payment of debt	(1,750,000)	-	(1,000,000)
Net Cash (Used In) Provided By Financing Activities	(5,250,000)	69,531,175	(1,000,000)

Net (Decrease) Increase in Cash and Cash Equivalents	(852,047)	12,421,983	2,700,713
Cash and Cash Equivalents - Beginning of Period	6,099,355	-	756,310

Cash and Cash Equivalents - End of Period	$5,247,308	$12,421,983	$3,457,023

Supplementary Cash Flow Information:
Cash Paid During the Period for:
Interest	$588,604	$206,193	$813,823
Income taxes	$257,410	$-	$2,100
Non-Cash Financing Activities:
Common stock issued in connection with acquisition	$-	$61,516,600	$-

See accompanying notes to unaudited condensed consolidated financial statements.

4

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Nature of Operations and Business Description

Galaxy Brand Holdings, Inc. and Subsidiaries (“Galaxy” or the “Company”) was incorporated in the State of Delaware on May 13, 2013, and was formed to acquire all of the membership interests of Galaxy Brands, LLC (“GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly-owned subsidiaries of GBLLC. Contemporaneously with the acquisition of GBLLC, the Company acquired the American Sporting Goods Corporation (“ASG”) from the Brown Shoe Company (“Brown Shoe”), Incorporated (the “ASG Acquisition”). These transactions were consummated on May 14, 2013 (see Note 3).

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1, Avia, Nevados, Linens N Things and Heatonup brands. Galaxy is one of the leading licensors of brand names and trademarks for apparel, footwear, home goods and accessories in the United States.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company’s financial position, results of operations, cash flows and changes in stockholders’ equity as of and for the six months ended June 30, 2014. Except as otherwise disclosed herein, these adjustments consist of normal, recurring adjustments. Operating results for the interim period are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain financial information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, the unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2013.

The accompanying unaudited condensed consolidated financial statements are presented for purposes of showing the financial position and results of operations of the companies, Galaxy and GBLLC. The period subsequent to the Company’s acquisition of GBLLC on May 14, 2013 reflects the condensed consolidated financial statements of Galaxy Brand Holdings, Inc. and its subsidiaries (the “Successor”), including GBLLC. The consolidated financial statements presented for the periods prior to the Company’s acquisition of GBLLC on May 14, 2013 are those solely of GBLLC (“Predecessor”), since Galaxy did not exist, nor have operations, prior to that time.

The unaudited condensed consolidated financial statements and certain note presentations separate the Company’s presentations into two distinct periods, the period up to May 13, 2013 which presents the operations of Predecessor and the period after that date including the acquisition of GBLLC by Successor, to indicate the application of different bases of accounting between the periods presented. The accompanying unaudited condensed consolidated financial statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are not comparable.

The unaudited condensed consolidated balance sheet as of June 30, 2014, the unaudited condensed consolidated statements of income for the six months ended June 30, 2014 and for the period from May 14, 2013 through June 30, 2013, the unaudited condensed consolidated statement of changes in stockholders’ equity for the six months ended June 30, 2013, and the unaudited condensed consolidated statements of cash flows for the six months ended June 30, 2014 and for the period from May 14, 2013 through June 30, 2013 (“Successor 2013 Period”) are those of the Company, subsequent to its acquisition of GBLLC on May 14, 2013. The unaudited condensed consolidated statement of income and unaudited condensed consolidated statement of cash flows for the period from January 1, 2013 through May 13, 2013 (“Predecessor 2013 Period”) are those of GBLLC, prior to its acquisition by the Company on May 14, 2013.

5

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP. The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited interim condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and licensees were to deteriorate and impair their ability to make payments, additional allowances may be required. No allowance for doubtful accounts was considered necessary at June 30, 2014.

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentages of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Property and Equipment

Property and equipment, net as of June 30, 2014 is as follows:

Furniture and fixtures	$351,737
Computers and software	288,253
Equipment	157,321
Leasehold improvements	662,199
Less: Accumulated depreciation	(92,300)
Property and equipment, net	$1,367,210

Property and equipment are stated at cost, less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation and amortization of property and equipment sold or retired are removed from the accounts, and the resulting gains or losses are included in the unaudited condensed consolidated statements of income.

6

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers and related equipment and software are depreciated over five years. Furniture is depreciated over seven years. Leasehold improvements are amortized over the shorter of fifteen years, or the life of the lease term. Depreciation expense was $72,300, $0 and $0 for the six months ended June 30, 2014, the Successor 2013 Period and the Predecessor 2013 Period, respectively.

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as measured by comparing the undiscounted future cash flows to the asset’s net book value. Impaired assets are written down to fair value. No impairment was recorded during the six months ended June 30, 2014, the Successor 2013 Period or the Predecessor 2013 Period.

Goodwill and Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these assets and liabilities is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. The excess of the purchase consideration over the fair value of net assets acquired in a business combination is recorded as goodwill. Goodwill and certain other intangible assets that are deemed to have indefinite useful lives are not amortized. Goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.” During the six months ended June 30, 2014, the Company acquired the assets of the Heatonup brand, consisting of certain trademarks, for total cash consideration of $200,000. This acquisition was accounted for as an asset purchase.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Board (“ASC”) 820, “Fair Value Measurements and Disclosures,” establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying amount of receivables and accounts payable approximates fair value due to the short-term nature of these instruments. Long-term debt and notes payable approximate fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the six months ended June 30, 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718 “Compensation – Stock Compensation,” by recognizing the fair value of stock-based compensation in the unaudited condensed consolidated statements of income. The fair value of the Company’s stock option awards are estimated using the Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award.

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Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The calculation of compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of stock-based compensation is amortized over the service period of the awards.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company’s cash and cash equivalents is deposited with high quality financial institutions. At times, however, such cash and cash equivalents may be in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit. The Company has not experienced any losses in such accounts as of June 30, 2014.

Customer Concentrations

The Company recorded net revenues of $15,600,174 during the six months ended June 30, 2014. During the six months ended June 30, 2014, three licensees represented at least 10% of net revenue, accounting for 52%, 30% and 12% of the Company’s net revenue. The Company recorded net revenues of $5,319,778 during the Successor 2013 Period. During the Successor 2013 Period, two licensees represented at least 10% of net revenue, accounting for 69% and 20% of the Company’s net revenue. The Company recorded net revenues of $5,002,782 during the Predecessor 2013 Period. During the Predecessor 2013 Period, two licensees represented at least 10% of net revenue, accounting for 66% and 29% of the Company’s net revenue. As of June 30, 2014, the Company had $8,254,918 of accounts receivable. As of June 30, 2014, three licensees represented at least 10% of accounts receivable, accounting for 49%, 31%, and 11% of the Company’s accounts receivable. The Company does not believe the accounts receivable balance from these licensees represents a significant collection risk based on past collection experience.

3.	Acquisitions

Galaxy Brands, LLC

On May 14, 2013, the Company acquired all of the membership interest of GBLLC, including BMC and GBT, both wholly-owned subsidiaries of GBLLC. Consideration given by the Company in the transaction included 615,166 shares of Class A common stock with a value of $61.5 million.

The acquisition was accounted for under the acquisition method of accounting. Accordingly, the acquired assets and assumed liabilities were recorded at their estimated fair values, and operating results for GBLLC are included in the unaudited condensed consolidated financial statements from the effective date of acquisition of May 14, 2013. The Company’s goodwill is deductible for tax purposes.

The consideration for the acquisition was attributed to net assets on the basis of fair value of the assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers.

The allocation of the purchase and the estimated fair values of the assets acquired and liabilities assumed is as follows (amounts in thousands):

Stock issued	$61,517
Assumed debt and accrued interest	25,266
Total consideration	$86,783

Assets acquired
Cash	$3,457
Receivables	1,798
Prepaid expenses	391
Total tangible assets	5,646

Trademarks	69,090
Customer relationships	776
Total intangible assets	69,866

Liabilities assumed
Current liabilities	783
Noncurrent liabilities – deferred taxes	27,402
Total liabilities assumed	28,185

Net assets acquired	47,327
Goodwill	39,456
Total purchase consideration	$86,783

8

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

American Sporting Goods

On May 14, 2013, Galaxy entered into the ASG Acquisition with Brown Shoe to acquire ASG, a wholly-owned subsidiary of Brown Shoe, whereby Galaxy agreed to purchase and ASG agreed to sell certain trademarks. Galaxy also assumed certain assets and liabilities associated with the assets being purchased. The total consideration included $70 million in cash and approximately $12 million of assumed debt obligations.

The acquisition was accounted for under the acquisition method of accounting. Accordingly, the consideration for the acquisition was attributed to net assets on the basis of fair value of the assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers. The results of operations were included in the unaudited condensed consolidated financial statements of the Company commencing May 14, 2013. The Company’s goodwill is deductible for tax purposes.

The allocation of the purchase and the estimated fair values of the assets acquired and liabilities assumed is as follows (amounts in thousands):

Consideration	$70,000
Assumed debt and accrued interest	11,969
Total consideration	$81,969

Assets acquired
Cash	$10,872
Receivables	11,127
Prepaid expenses	383
Fixed assets	183
Total tangible assets	22,565

Trademarks	104,443
Customer relationships	679
Total intangible assets	105,122

Liabilities assumed
Current liabilities	6,873
Noncurrent liabilities – deferred taxes	41,693
Total liabilities assumed	48,566

Net assets acquired	79,121
Goodwill	2,848
Total purchase consideration	$81,969

9

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The Company funded the ASG acquisition through the issuance of equity. The Company entered into an agreement with Carlyle U.S. Equity Opportunity Group, L.P. (“CEOF”) and CEOF Coninvestmet, L.P. (“CEOF Coinvest” and, together with CEOF, “Carlyle”) whereby Carlyle purchased 700,000 shares of Class A common stock from Galaxy at a cost of $100 per share, or $70 million.

Linens N Things

On December 6, 2013, the Company entered into an Asset Purchase Agreement with LNT Brands, L.L.C. (“LNT”) to purchase the intellectual property portfolio of registered trademarks and domain names that encompass the “Linens N Things” brand. The acquired assets included all of the right, title and interest of trademarks and domain names, as well as additional acquired intellectual property, including copyrights (defined as all copyrights owned or purported to be owned, in whole or in part, by LNT) and additional trademarks (defined as all trademarks owned or purported to be owned, in whole or in part, by LNT). The purchase price paid was $6.9 million, including certain direct acquisition transaction costs. The acquisition of the “Linens N Things” brand was accounted for as an asset purchase. Accordingly, the aggregate purchase price of $6.9 million was allocated to the trademark based on the fair market value on the date of acquisition.

4.	Goodwill and Intangible Assets

Goodwill

The Company has $42,304,000 of goodwill which represents the excess of purchase price over the fair value of net assets acquired under the acquisition method of accounting related to the Company’s acquisitions.

Intangibles

Intangibles consist of acquired trademarks and customer relationships. During the period from May 14, 2013 (inception) to June 30, 2014, the Company entered into various transaction agreements pursuant to which the Company acquired trademarks and customer relationships related to the AND1, Avia, Nevados, Linens N Things and Heatonup brands. The fair value of trademarks and customer relationships was determined at the time of acquisition in accordance with ASC 820, “Fair Value Measurement.” Company management has determined that the trademarks have indefinite lives. Company management has also determined the useful life of the customer relationships to be six years and is amortizing the fair value on a straight-line basis over that period. The Company recorded $121,200, $30,300 and $0 of amortization expense during the six months ended June 30, 2014, the Successor 2013 Period and the Predecessor 2013 Period, respectively, related to customer relationships.

Intangibles at June 30, 2014 consist of the following:

Acquired Trademarks	$180,629,520
Customer relationships, net of amortization	1,202,400
Total	$181,831,920

The Company expects to amortize $121,250 during the remainder of 2014, $242,500 annually during the years ended 2015 through 2018 and $111,146 thereafter, related to customer relationships.

5.	Commitments and Contingencies

Operating Leases

The Company currently leases office space located in New York City, NY under an operating lease expiring on October 31, 2024. The Company also leases warehouse space in Fontana, California under an operating lease expiring on November 30, 2016. The future minimum non-cancelable lease payments are as follows:

Fiscal 2014	$207,100
Fiscal 2015	475,295
Fiscal 2016	646,400
Fiscal 2017	659,328
Fiscal 2018	672,310
Thereafter	4,269,515
Total future minimum lease payments	$6,929,948

10

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Total rent expense for the six months ended June 30, 2014, the Successor 2013 Period and the Predecessor 2013 Period, after giving effect for the sub lease rental income on our Fontana warehouse, was approximately $127,000, $0 and $0, respectively.

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the unaudited condensed consolidated balance sheet.

The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations. No material amounts were accrued as of June 30, 2014 related to legal proceedings.

6.	Related-Party Transactions

Pursuant to the employment agreement with the Company’s Chief Executive Officer (“CEO”) on May 14, 2013, the CEO purchased 140,964 shares of Class B common stock at $15.42 per share, for aggregate proceeds of $2.2 million. Such shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in the stock subscription agreement between the Company and the CEO.

At June 30, 2014, all shares were unvested and were subject to forfeiture. The Company and the CEO entered into a promissory note for $2.2 million (the amount of the purchase of Class B common stock) whereby the CEO will pay interest at the rate of 1% compounded semi-annually. The term of the note is seven years.

7.	Capitalization

Preferred Stock

The Company is authorized to issue 2,500,000 shares of Preferred Stock with a par value of $0.001 per share. Subject to the Company’s Stockholders’ Agreement, authority is granted to the Board of Directors to fix by resolution or resolutions providing for the issue of each series of Preferred Stock, the powers, including the voting powers, designations, preferences, and relative participating, optional, redemption, conversion, dividend, liquidation, exchange or other special rights and qualifications, limitations or restrictions of each series of Preferred Stock. There was no Preferred Stock outstanding at June 30, 2014.

Common Stock

On March 31, 2014, MSA Galaxy Investment, LP purchased 10,000 shares of Class A common stock of the Company at a cost of $100.00 per share for a total investment of $1 million.

8.	Debt

As of June 30, 2014, the Company has a term loan agreement with Israel Discount Bank (“IDB”). The term loan is comprised of two tranches, a Term Loan A credit facility of $15.0 million (“Term A”) and a Term Loan B credit facility of $11.25 million (“Term B”, together with Term A, the “Loans”). The Loans bear interest based on the current LIBOR rate plus 3%, which interest is paid monthly in arrears with principal payments paid quarterly with a maturity date of December 31, 2016. The Company is required to provide certain financial information to IDB and has certain negative covenants. At June 30, 2014, the Company had a balance of $21.25 million related to the Loans above. As of June 30, 2014, the Company had no liens or collateral associated with these term loan facilities.

11

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

At June 30, 2014, the Company had an outstanding short term note payable of $2.4 million to Gordon Brothers Commercial and Industrial, LLC bearing interest at 8% per annum to be paid in scheduled payments through August 2014.

9.	Stock Incentive Plan

The Company adopted its 2014 Stock Incentive Plan (the “Plan”) for employees for the purpose of advancing the interests of the Company stockholders by enhancing the ability to attract, retain and motivate persons who are expected to make important contributions to the Company.

The following table sets forth the activity under the Company’s Plan:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Fair Value
Balance, January 1, 2014	—	86,988	$100.00	$49.72
Options authorized	78,313	—
Options granted	(52,404)	52,404	$100.00	$49.72
Options exercised	—	—	—	—
Options forfeited	—	—	—	—

Balance, June 30, 2014	25,909	139,392	$100.00	$49.72

The Company considered input from management and the most recent sale of common stock to third parties in May 2013, in determining the common stock fair market value at the time of the option grants. The Company determined that no significant events had occurred between May 2013 and February 5, 2014, the grant date of options, that would indicate there was a change in the fair market value of the Company’s common stock during that period.

The weighted-average assumptions used in the Black-Scholes option pricing model for the six months ended June 30, 2014 are as follows:

Expected common stock price volatility (1)	48.8%
Risk-free interest rate	1.8%
Expected life of options (years) (2)	6.50
Expected annual dividend per share	$0.00

(1)	The volatility factor of 48.8% was based upon average volatility of similar companies in its industry, as there is no active trading activity.
(2)	The expected term of the options was calculated using the “simplified method” in accordance with ASC 718.

Options outstanding at June 30, 2014, had a weighted average remaining contractual life of approximately 9.7 years. As of June 30, 2014, all shares granted were unvested.

The Company issued 86,988 options to certain members of GBLLC as part of the acquisition of GBLLC by Galaxy Brands Holdings, Inc. in May 2013, of which all are vested as of June 30, 2014.

12

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

In general, the options vest at 20% of the original number of shares each year over five years of service with the Company. Only vested options can be exercised and can be exercised up to ten years from the grant date. Upon change in control of the Company, all unvested options vest immediately.

For the six months ended June 30, 2014, the Company incurred stock-based compensation expense of approximately $245,000. As of June 30, 2014, there was approximately $2.4 million of total unrecognized share-based compensation. Such costs are expected to be recognized over a weighted average period of approximately 4.7 years.

10.	Subsequent events

The Company evaluated events and transactions that occurred after the unaudited condensed consolidated balance sheet date through August 20, 2014, the date at which the financial statements were available to be issued.

On June 24, 2014, Sequential Brands Group, Inc., a Delaware corporation (“Sequential”), and the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, all outstanding equity interests of the Company (other than equity interests for which appraisal rights under Delaware law are properly exercised and not withdrawn) will be converted into the right to receive a pro rata portion of $100,000,000 in cash (subject to adjustment as set forth in the Merger Agreement), 13,750,000 shares of Sequential’s common stock, and certain performance-based warrants, subject to the terms and conditions set forth in the Merger Agreement.

The Company anticipates the merger to be closed during the third quarter of 2014.

11.	License Amendment

In June 2014, the Company amended the terms of a License Agreement (“Agreement”) with a licensee, including, among other provisions, the territory, term and certain financial terms of the agreement with the licensee. The initial term of the Agreement shall be from the January 1, 2014, the effective date of the agreement, through January 31, 2018. The term may be renewed for an extended term through January 31, 2021. In addition, Guaranteed Minimum Net Sales and Guaranteed Minimum Royalty Payments were amended.

The Company also agreed to forgive $3.5 million owed by the licensee for the above described amendments. The Company recorded the license amendment fee in operating expenses in the six months ended June 30, 2014.

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